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                                                                      EXHIBIT 21

                           S U B S I D I A R I E S  O F
                         L I Z  C L A I B O R N E,  I N C.

Claiborne Limited                                              Hong Kong
Liz Claiborne Cosmetics, Inc.                                  Delaware
Liz Claiborne Accessories, Inc.                                Delaware
Liz Claiborne Accessories-Sales, Inc.                          Delaware
Liz Claiborne Export, Inc.                                     Delaware
Liz Claiborne Foreign Holdings, Inc.                           Delaware
Liz Claiborne International Limited                            Hong Kong
Liz Claiborne (Israel) Ltd.                                    Israel
Liz Claiborne (Italy) Ltd.                                     Delaware
L. C. Licensing, Inc.                                          Delaware
Liz Claiborne Sales, Inc.                                      Delaware
Liz Claiborne-Texas, Inc.                                      Delaware
LCI Investments, Inc.                                          Delaware
LCI Holdings, Inc.                                             Delaware
Liz Claiborne (Canada) Limited                                 Canada
Liz Claiborne, S.A.                                            Costa Rica
L.C. Caribbean Holdings, Inc.                                  Delaware
Liz Claiborne Shoes, Inc.                                      Delaware
L. C. Service Company, Inc.                                    Delaware
Liz Claiborne Europe                                           U.K.
LCI - Claiborne Limited Partnership                            New Jersey
Liz Claiborne do Brasil Ltda.                                  Brazil
LC/QL Investments, Inc.                                        Delaware
L.C. Dyeing, Inc.                                              Delaware
L.C. Augusta, Inc.                                             Delaware
Textiles Liz Claiborne Guatemala, S.A.                         Guatemala
Liz Claiborne (Malaysia) SDN.BHD                               Malaysia
Liz Claiborne B.V.                                             Netherlands
RTVCH Holdings, Inc.                                           Delaware
Liz Claiborne Foreign Sales Corporation                        US Virgin Islands
Liz Claiborne Operations (Israel) 1993 Limited                 Israel
Liz Claiborne Colombia Limitada                                Colombia
Liz Claiborne De El Salvador, S.A., de C. V.                   El Salvador
L.C.I. Fragrances, Inc.                                        Delaware